DEMAND GRID NOTE

Dated: As of February 11, 2016

1. PROMISE TO PAY. For value received, PLASTIC2OIL, INC., a corporation organized under the laws of the State of Nevada, with an address of 20 Iroquois Street, Niagara Falls, NY 14303 (the “Borrower”) promises to pay to the order of RICHARD HEDDLE, having an address of 721 Miles Road, Hannon Ontario, Canada, LOR1PO (the “Lender”) or as otherwise specified by the Lender or any transferee of this Demand Grid Note (the “Note”), in lawful money of the United States and immediately available funds, ON DEMAND:

(a)	the aggregate outstanding principal amounts of all advances made from time to time under this Note (the “Outstanding Principal Amount”);

(b)	interest, calculated on the basis of a 365-day year or a 366-day year, as the case may be, on the Outstanding Principal Amount from and including the date hereof to but not including the date the Outstanding Principal Amount is paid in full at a rate per year that shall on each day be equal to the lesser of (i) the highest rate permitted by applicable law or (ii) 12% per annum; and

(c)	the reasonable fees and disbursements of counsel incurred at any time by the Lender in endeavoring to collect any amount payable under this Note or preserve or exercise any right or remedy of the Lender pursuant to this Note.

2. INTEREST RATE FOLLOWING DEMAND. If the Borrower fails to pay any amount under this Note following demand for payment, interest shall thereafter accrue on the Outstanding Principal Sum at a rate equal to 15% per annum.

3. AVAILABILITY OF ADVANCES. The advances under this Note shall be made in the sole and absolute discretion of the Lender, except Lender commits to make advances totaling $200,000 during the period from the date of this Note until March 31, 2016; provided such commitment shall terminate if the Borrower commences or there is commenced against the Borrower any bankruptcy or insolvency proceeding. No refusal by the Lender to make any advance shall affect the Borrower’s obligation to repay the principal amount of each advance, the Borrower’s obligation to pay interest on the outstanding principal amount of each advance that has been or is thereafter made or any other obligation of the Borrower to the Lender under this Note or otherwise.

4. SCHEDULE OF ADVANCES. The Lender may set forth on the schedule attached to and made a part of this Note or on any similar schedule or loan account (including, but not limited to, any similar schedule or loan account maintained in computerized records) annotations evidencing (a) the date and principal amount of each advance, (b) the date and amount of each payment applied to the Outstanding Principal Amount and (c) the Outstanding Principal Amount after each advance and each such payment. Each such annotation shall, in the absence of manifest error, be conclusive and binding upon the Borrower. No failure by the Lender to make and no error by the Lender in making any annotation on such attached schedule or any such similar schedule or loan account shall affect the Borrower’s obligation to repay the principal amount of each advance, the Borrower’s obligation to pay interest on the outstanding principal amount of each advance or any other obligation of the Borrower to the Lender under this Note or otherwise.

5. REPAYMENTS BEFORE DEMAND. The Borrower shall have the option before any demand has been made by the Lender under this Note of paying the Outstanding Principal Amount in whole or in part without any premium or penalty.

6. AMOUNTS IMMEDIATELY DUE; WAIVERS. The Outstanding Principal Amount and all interest and other amounts payable pursuant to this Note and remaining unpaid shall, without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), automatically become immediately due if the Borrower commences or there is commenced against the Borrower any bankruptcy or insolvency proceeding. To the maximum extent permitted under applicable law, the Borrower knowingly, voluntarily, intentionally and irrevocably waives (a) any notice, demand, presentment or protest of any kind in connection with this Note and (b) ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER RELATING TO THIS NOTE.

7. GOVERNING LAW; CONSENT TO JURISDICTION. This Note shall be governed by and construed, interpreted and enforced in accordance with the law of the State of New York without regard to the law of any other jurisdiction. THE BORROWER CONSENTS IN EACH ACTION OR OTHER LEGAL PROCEEDING COMMENCED BY THE LENDER ARISING OUT OF OR RELATED TO THIS NOTE TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK; WAIVES PERSONAL SERVICE OF PROCESS; AND AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED BY THE LENDER BY REGISTERED MAIL TO THE BORROWER AT THE ADDRESS SET FORTH BELOW OR IN ANY MANNER ALLOWED BY THE STATE OF NEW YORK OR THE FEDERAL LAWS OF THE UNITED STATES. THE BORROWER WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING.

8. MISCELLANEOUS. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Lender and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Lender. All rights and remedies of the Lender under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Lender of any right or remedy shall preclude the subsequent exercise by the Lender at any time of any right or remedy of the Lender without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Lender. No course of dealing or other conduct, no oral agreement or representation made by the Lender, and no usage of trade, shall operate as a waiver of any right or remedy of the Lender. No waiver of any right or remedy of the Lender shall be effective unless made specifically in writing by the Lender. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Lender’s course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

9. NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address in the Lender’s records) or to the Lender (at the address on page one). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express).

PLASTIC2OIL, INC.

By:	/s/ Rahoul S. Banerjea
Name:	Rahoul S. Banerjea
Title:	Chief Financial Officer

SCHEDULE OF ADVANCES AND PAYMENTS

Date Advanced	Principal Amount Advanced	Date Paid	Amount Paid	Outstanding Principal Amount